As filed with the Securities and Exchange Commission on May 11, 1995.
                                                 Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  50549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933



                                 TRIBUNE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                           36-1880355
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                            435 NORTH MICHIGAN AVENUE
                             CHICAGO, ILLINOIS 60611
                    (Address of Principal Executive Offices)

                                 TRIBUNE COMPANY
                   1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)


                              STANLEY J. GRADOWSKI
                          VICE PRESIDENT AND SECRETARY
                                 TRIBUNE COMPANY
                            435 NORTH MICHIGAN AVENUE
                                CHICAGO, ILLINOIS
                     (Name and Address of Agent For Service)

                                 (312) 222-9100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
      Title of                       Maximum        Maximum
     Securities        Amount        Offering      Aggregate     Amount of
        to be          to be          Price        Offering     Registration
     Registered     Registered<F1>  Per Share<F2>  Price<F2>        Fee

Common Stock       100,000 Shares     $59.125      $5,912,500     $2,039.00
(without par
value) including
Preferred Share
Purchase Rights<F3>

<F1>      An undetermined number of additional shares may be issued if the anti-
          dilution adjustment provisions of the plan become operative.

<F2>      Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 11, 1995.

<F3>      Prior to the occurrence of certain events, the Preferred Share
          Purchase Rights will not be evidenced separately from the Common
          Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference into this registration statement:

          (1) The Annual Report of Tribune Company (the "Company") on Form 10-K for the year ended December 25, 1994, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 1995 filed by the Company with the Commission pursuant to the 1934 Act.

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          (4) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article Twelfth of the Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

          The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of May, 1995.

                                   TRIBUNE COMPANY

                                   By:/s/ Charles T. Brumback
                                      ___________________________________
                                      Charles T. Brumback,
                                      Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Tribune Company, hereby severally constitute Charles T. Brumback and John W. Madigan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Tribune Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of May, 1995.

           Signature                       Title

 /s/ Charles T. Brumback       Chairman, Chief Executive Officer and Director
     Charles T. Brumback       (principal executive officer)

 /s/ John W. Madig an          President, Chief Operating Officer and Director
     John W. Madigan

 /s/ Donald C. Grenesko        Senior Vice President and Chief Financial Officer
     Donald C. Grenesko        (principal financial officer)

 /s/ R. Mark Mallory           Vice President and Controller
     R. Mark Mallory           (principal accounting officer)

 /s/ Stanton R. Cook           Director
     Stanton R. Cook

 /s/ James C. Dowdle           Director
     James C. Dowdle

 /s/ Diego E. Hernandez        Director
     Diego E. Hernandez

 /s/ Robert E. La Blanc        Director
     Robert E. La Blanc

 /s/ Nancy Hicks Maynard       Director
     Nancy Hicks Maynard

 /s/ Andrew J. McKenna         Director
     Andrew J. McKenna

 /s/ Kristie Miller            Director
     Kristie Miller

 /s/ Newton N. Minow           Director
     Newton N. Minow

 /s/ James J. O'Connor         Director
     James J. O'Connor

 /s/ Donald H. Rumsfeld        Director
     Donald H. Rumsfeld

 /s/ Arnold R. Weber           Director
     Arnold R. Weber





                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                   Description

  4.1     *   Tribune Company 1995 Nonemployee Director Stock Option Plan
              (Exhibit A to Registrant's Proxy Statement for its annual meeting of stockholders held on May 2, 1995).

  4.2     *   Restated Certificate of Incorporation of Registrant (Exhibit 3.1
              to Registrant's Form 10-K for 1991).

  4.3     *   By-laws of Registrant (Exhibit 3.2 to Registrant's Form 10-K for
              1993).

  4.4     *   Rights Agreement between Tribune Company and The First National
              Bank of Chicago, as Rights Agent, dated as of December 22, 1987
              (Exhibit 1 to Form 8-K Current Report dated January 6, 1988);
              First Amendment thereto dated as of July 31, 1990 (Exhibit 4 to
              Form 10-Q Quarterly Report for the quarter ended July 1, 1990);
              Second Amendment thereto dated as of October 31, 1990 (Exhibit 4 to Form 10-Q Quarterly Report for the quarter ended September 30,
              1990).

   5          Opinion (including consent) of McDermott, Will & Emery

   23         Consent of Price Waterhouse LLP